EXHIBIT 23.1
CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm in the Registration Statement on Form S-8 of Lifevantage Corporation and to the reference therein of our report dated August 15, 2006, with respect to the consolidated financial statements of Lifevantage Corporation included in the annual report on Form 10-KSB as of June 30, 2006 and 2005, and for the years then ended.
/s/ Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
June 26, 2007